SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

               Environmental Tectonics Corporation
        (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), or
     14a-6(i)(2).
[ ] Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: n/a
     2) Aggregate number of securities to which transaction applies: n/a
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11./1/
     4) Proposed maximum aggregate value of transaction: n/a
     5) Total fee paid:  n/a

[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.
     1) Amount previously paid:
     2) Form, Schedule, or Registration Statement No.:
     3) Filing party:
     4) Date filed:
________________________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.
  <PAGE 1>
               ENVIRONMENTAL TECTONICS CORPORATION




            _________________________________________

            Notice of Annual Meeting of Shareholders
                        September 9, 1999
            _______________________________________


The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (the "Company") will be held at the offices of the Company, County Line Industrial Park, Southampton, Pennsylvania on Wednesday, September 9, 1999, at 10:00 a.m. (eastern time) for the following purposes:

1. To elect five directors to serve until their successors have been elected and qualified.

2.   To consider and act upon a proposal to amend the Company's
     Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

3. To transact such other business as may properly come before the meeting.

The record date for determination of shareholders entitled to notice of, and to vote at, the meeting is August 9, 1999.


By Order of the Board of Directors

    ANN M. ALLEN, Secretary



________________________

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted. If you attend the meeting, you may withdraw your proxy and vote in person.
  <PAGE 2>
               ENVIRONMENTAL TECTONICS CORPORATION
                   County Line Industrial Park
                Southampton, Pennsylvania  18966
-----------------------------------------------------------------
                         PROXY STATEMENT
                               FOR
                 ANNUAL MEETING OF SHAREHOLDERS

                        September 9, 1999
-----------------------------------------------------------------
                             GENERAL

     Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania corporation (the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. (eastern time) on Thursday, September 9, 1999, at the Company's executive offices at County Line Industrial Park, Southampton, Pennsylvania 18966 and at any adjourned meeting thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are being first sent or given to security holders on or about August 16, 1999. In addition to the use of the mails, directors, officers and employees of the Company may solicit proxies personally or by telephone. The expense of soliciting proxies will be borne by the Company.

                         USE OF PROXIES

     Voting and Revocation of Proxies

     When a proxy in the enclosed form is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the Board of Directors' nominees and "FOR" the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Annual Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders as provided in the rules of the Securities and Exchange Commission, including with respect to any matter of which the Company did not receive notice by July 28, 1999. Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) by voting in person at the Annual Meeting. The mailing address of the Company is County Line Industrial Park, Southampton, Pennsylvania 18966. <PAGE 3>

     Voting Securities, Record Date and Quorum

     Shareholders of record at the close of business on August 9, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding 6,845,378 shares of Common Stock, par value $.05 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on all matters coming before the Annual Meeting. The holders of Common Stock are not entitled to cumulate votes in elections of directors.

     The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast shall constitute a quorum at the Annual Meeting. Abstentions with respect to one or more proposals voted upon at the Annual Meeting will be included for purposes of determining a quorum for the Annual Meeting.

     Principal Shareholders

     The following table sets forth information, as of July 30, 1999, as to beneficial owners, either directly or indirectly, of 5% or more of the outstanding shares of the Common Stock.

                                        Amount and
                                        Nature of      Percent
                                        Beneficial    of Common
Name and Address of Beneficial Owner    Ownership       Stock

William F. Mitchell (1)(2)              1,826,898       26.7%
c/o Environmental Tectonics
  Corporation
County Line Industrial Park
Southampton, PA  18966

Pete L. Stephens, M.D. (2)(3)            663,800(4)      9.7%
1150 Eleni Lane
West Chester, PA  19382

FINOVA Mezzanine Capital                 944,386(5)     13.2%
500 Church Street, Suite 200
Nashville, TN  37219

Emerald Advisors, Inc.                   622,030(6)      9.1%
1857 William Penn Way
P.O. Box 10666
Lancaster, PA 17605-0666
____________________

(1) Chairman of the Board, President and Director of the Company. Shares of Common Stock include 192,000 shares held by Mr. Mitchell's wife.
  <PAGE 4>
(2) Nominee of the Board of Directors of the Company for election, as Director, of the Company at the Annual Meeting.

(3)  Director of the Company.

(4) Includes 18,000 shares of Common Stock held by or for the benefit of Dr. Stephens' wife and two of his children.

(5) These shares include 332,820 shares of Common Stock underlying a presently exercisable warrant to purchase shares of Common Stock.

(6) As reported in a Schedule 13G, dated January 21, 1999, filed by Emerald Advisors, Inc. ("Emerald"). As reported in the
     Schedule 13G, Emerald has sole voting power with respect to 218,725 shares of Common Stock and sole dispositive power over 311,015 shares of Common Stock.

     Security Ownership of Management

     The following table sets forth, as of July 30, 1999, the number of shares and percentage of the Company's Common Stock owned beneficially by each director, each nominee for director, and each named executive officer set forth in the Summary Compensation Table. The table also sets forth the holdings of all directors and executive officers as a group.

                                        Amount and
                                        Nature of      Percent
                                        Beneficial    of Common
Name and Address of Beneficial Owner    Ownership       Stock

William F. Mitchell (1)(2)               1,826,898      26.7%
c/o Environmental Tectonics
  Corporation
County Line Industrial Park
Southampton, PA  18966

Pete L. Stephens, M.D. (2)(3)              663,800(4)    9.7%
1150 Eleni Lane
West Chester, PA  19382

Richard E. McAdams (2)(3)                   30,802(5)     *
c/o Environmental Tectonics
  Corporation
County Line Industrial Park
Southampton, PA  18966

Philip L. Wagner, Ph.D. (2)(3)              12,000(6)     *
Chadds Ford Technologies, Inc.
P.O. Box 377
Chadds Ford, PA  19317
  <PAGE 5>
Craig Macnab (2)(3)                              0        *
428 Westview Avenue
Nashville, TN  37205

All directors and executive              2,535,500(7)   37.0%
  officers as a group (6 persons)

* less than 1%
____________________

(1) Chairman of the Board, President and Director of the Company. Shares of Common Stock include 192,000 shares held by Mr. Mitchell's wife.

(2) Nominee of the Board of Directors of the Company for election, as Director, of the Company at the annual Meeting.

(3)  Director of the Company.

(4) Includes 18,000 shares of Common Stock held by or for the benefit of Dr. Stephens' wife and two of his children.

(5) Includes options to purchase 4,750 shares of Common Stock held under the Company's Incentive Stock Option Plan which are presently exercisable.

(6) Includes 7,000 shares of Common Stock held by or for the benefit of Dr. Wagner's wife.

(7) Includes 5,750 shares of Common Stock which may be acquired by each of Director McAdams and Duane Deaner, Chief
     Financial officer, upon the exercise of options granted under the Company's Incentive Stock Option Plan.
  <PAGE 6>
                      ELECTION OF DIRECTORS

     General

     The Bylaws of the Company provide that the Board of Directors of the Company shall consist of not less than three nor more than ten directors. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors. The Board of Directors of the Company has fixed the number of directors at five directors.

     At the 1999 Annual Meeting, five directors shall be elected to serve for a one-year term and until their successors are elected and qualified.

     The Board of Directors has unanimously nominated William F. Mitchell, Richard E. McAdams, Philip L. Wagner, Ph.D., Pete L. Stephens, M.D. and Craig Macnab for election as directors of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. The Company's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

     The five nominees who receive the highest number of votes cast at the Meeting will be elected as directors. Shares represented by properly executed proxies in the accompanying form will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Annual Meeting.

     Nominees for Election as Director

     The following table sets forth certain information with respect to the Board of Directors' nominees for director. Each of the following nominees presently serves as a director of the Company.
  <PAGE 7>
                                                  Principal
                                                 Occupations
                                   Served as    and Positions
                                    Director     and Offices
Name                         Age     Since     with the Company

William F. Mitchell(1)        58      1969     Chairman of the
                                               Board, President
                                               and Director

Richard E. McAdams(2)         64    1985       Executive Vice
                                               President and
                                               Director

Philip L. Wagner, Ph.D.(3)    63    1993       Director

Pete L. Stephens, M.D.(4)     62    1974       Director

Craig Macnab(5)               43    1997       Director
____________________

(1) Mr. Mitchell has been Chairman of the Board, President and Chief Executive Officer of the Company since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for the Company's products in the overseas markets.

(2) Mr. McAdams has been with the Company since 1970. He became a Vice President in 1978, and an Executive Vice President in
     1990, with responsibility for contract administration.

(3) Dr. Wagner is an organic chemist with over 30 years of diversified experience managing research and development and new business development at E.I. du Pont de Nemours &
     Company.  In November 1992, he founded Chadds Ford
     Technologies, Inc., a consulting firm.  He is currently
     President of Chadds Ford Technologies, Inc.

(4) Dr. Stephens has been a physician engaged in the private practice of medicine for over 30 years.

(5) Between January 1997 and March 1999, Mr. Macnab was the President of Tandem Capital, Inc., a wholly owned subsidiary of Sirrom Capital Corporation (now FINOVA Mezzanine Capital ("FINOVA"). Mr. Macnab has served as a Director of the company since June 1997, and, until March 1999, his Board seat was as a representative of FINOVA. Mr. Macnab now serves as an independent member of the Board of Directors. From 1993 to 1996, Mr. Macnab served as the general partner of MacNiel Advisors, Inc., the general partner of three private funds that invested in the publicly traded securities of small public companies. From 1987 to 1993, Mr. Macnab was a partner of J.C. Bradford & Co., a regional brokerage firm, jointly responsible for the merger and acquisition department and a private mezzanine capital fund.
      <PAGE 8> From 1981 to 1987, Mr. Macnab was employed by
     Lazarad Freres & Co. Mr. Macnab is also a director of JDN Realty, Smart Choice automotive Group and Teltronics. Inc.

     Committees of Board of Directors

     During the year ended February 26, 1999, the Company had an Audit Committee and a Compensation Committee. The Audit Committee is charged with reviewing and overseeing the Company's financial systems and internal control procedures and conferring with the Company's independent accountants with respect thereto. The Compensation Committee is charged with reviewing the compensation of officers and key personnel. During the year ended February 26, 1999, Messrs. Mitchell, Stephens and Wagner served on the Audit Committee and Messrs. Stevens, Wagner and Macnab served on the Compensation Committee. The Company does not have a standing nominating committee.

     Meetings of Board of Directors and Committees

     During the year ended February 26, 1999, the Board of Directors held five meetings and the Audit and Compensation Committees each held one meeting. All Members of the Board attended all of the meetings of the Board held while they were members of the Board. All Members of the Audit and Compensation Committees attended all meetings of the Committees held while they were members thereof.

     Compensation of Directors

     Directors of the Company who are not officers of the Company are paid $600 for Board of Directors meetings which they attend.
Additional compensation is not paid for committee meetings.

              REPORT OF THE COMPENSATION COMMITTEE
                    ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The executive compensation program is structured to link executive compensation to the Company's performance and, through programs which use the Company's stock as a compensation medium, to more closely align the interests of executive management with those of the Company's shareholders.

     The Compensation Committee evaluates and recommends, to the Board of Directors, compensation and awards for the Chief
Executive Officer and other executive officers.
  <PAGE 9>
     Compensation Philosophy

     One of the Company's principal goals in establishing its compensation policies is to maximize the possibilities for enhanced shareholder value by closely aligning compensation for its executive officers with the profitability of the Company. In that regard, it is considered essential to the success of the Company that compensation policies enable the Company to attract, retain and satisfactorily reward executive officers who are contributing to the long-term growth and success of the Company.

     Components of Compensation

     At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities and long-term incentive opportunities in the form of options to acquire Company stock. Base salary levels for the executive officers of the Company are set near the average base salary levels paid by other companies within the Company's peer group. Mr. William F. Mitchell, President and Chief Executive Officer, received a base salary of $217,688 in the 1999 fiscal year, which the Compensation Committee believes is below average compared to the Company's peer group.

     Short-Term Incentive Compensation

     Incentive compensation awards paid in May 1999 were based on a review of the Company's performance for the fiscal year ended February 26, 1999. This review included an assessment of the Company's performance against financial and non-financial hurdles, set at the beginning of the 1999 fiscal year, relating to bookings, sales, net income, stock price and individually tailored goals. The hurdles reflected the Board of Directors' determination of the appropriate goals for the Company. Under the Executive Management/Key Employee Plan (the "Executive Management Plan") executive officers (other than CEO) are eligible to receive bonuses in an amount up to 25% of base salary if the predetermined goals are attained.

     Under the Chief Executive Officer Plan (the "CEO Plan"),
Mr. Mitchell was eligible to receive a bonus for fiscal 1999
(i) in an amount up to 25% of base salary if the Company attained predetermined goals regarding sales and net income and (ii) in an amount from 25% to 100% of base salary if the Company's stock price performance met predetermined goals. Based on these criteria, Mr. Mitchell received a bonus of $126,563 in May 1999, which was approximately 58% of his base salary.
  <PAGE 10>
     Under the CEO Plan and the Executive Management Plan, 75% of the bonuses awarded for the 1999 fiscal year were paid in May 1999, and the remaining 25% will be paid in equal installments over the succeeding five years with interest at the average prime rate being charged over the period by the Company's principal bank. Deferred bonus amounts are not vested until paid and subject to continued employment. Bonus awards totaling $194,406 were paid in May 1999 under these Plans to the CEO and two other executive officers for the 1999 fiscal year, and $73,634 of bonus awards were deferred. No bonuses would have been paid to these executive officers if the Company had not achieved the predetermined goals.

     Long-Term Incentive Compensation

     The Company's 1998 Incentive Stock Option Plan, is a long-term plan designed not only to provide incentive to management, but also to align a significant portion of the executive compensation program with shareholder interests. The 1998 Incentive Stock Option Plan permits the Company to grant certain officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. The Compensation Committee granted options to purchase 490,000 shares of common stock to officers and employees for fiscal year 1999. In granting stock options to these officers and employees, the Compensation Committee took into account The Company's financial performance, long-term strategic goal of increasing shareholder value, the executive's level of responsibility and his continuing contributions to the Company. Mr. Mitchell did not receive any options during the past three fiscal years.

     This report has been furnished by the Compensation Committee whose members are:

          Peter L. Stephens, M.D.
          Philip L. Wagner, Ph.D.
          Craig Macnab

               COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation paid by the Company to the Chief Executive Officer for services rendered during fiscal years 1999, 1998 and 1997. There are no other executive officers whose total annual salary and bonus exceeded $100,000 for such fiscal years. The footnotes to the table provide additional information concerning the Company's compensation and benefit programs.
  <PAGE 11>
                   SUMMARY COMPENSATION TABLE

                                       Annual Compensation
                                                             Other
Name and                                                    Annual        All Other
Principal             Fiscal                             Compensation   Compensation
Position               Year    Salary($)   Bonus($)(1)      ($)(1)         ($)(2)
William F. Mitchell    1999     $217,688     $126,563         $0           $4,160
President and Chief    1998      178,450            0          0            3,876
Executive Officer      1997      113,780            0          0            2,731

___________________
(1)  Bonus paid in May 1999.

(2) The Company's executive officers receive certain perquisites. For fiscal years 1999, 1998 and 1997, these perquisites received by Mr. Mitchell did not exceed the lesser of $50,000 or 10% of his salary and bonus.

(3) These amounts represent the Company's contribution to the Retirement Savings Plan.


              COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) Forms they file. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the Company's proxy statement.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended February 27, 1998, the Company's directors, officers and greater than ten percent beneficial owners complied with all applicable filing requirements.

                        PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange ("AMEX") Index and Peer Group Index for the periods indicated. The graph assumes an initial investment of $100.00 with dividends, if any, reinvested over the periods indicated.
<PAGE 12>

                     [Graph to appear here]

                                              Fiscal Year Ended
                            1994      1995      1996      1997      1998      1999
The Company               $100.00   $129.17   $116.67   $220.83   $291.67   $537.50
Peer Group index(1)        100.00    129.09    151.12    163.70    280.64    157.92
AMEX Market Value Index    100.00     91.73    111.07    118.34    141.02    137.87
__________

(1) The Peer Group Index is comprised of companies that have the same Standard Industrial Classification Code as the Company. The composition of the Peer Group Index is as follows:
     Axcess, Inc., Britesmile, Inc., BVR Systems LTD., Datakey, Inc., ECC International Corp., Evans & Sutherland Co., Firearms Training Systems, Isomet Corp., Newcom, Inc., Quad Systems Corp., Relm Wireless Corp., Rofin-Sinar Tech, Inc., Standard Motor Products and United Industrial Corp.


    PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
   TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
           FROM 10,000,000 SHARES TO 20,000,000 SHARES

     The Board of Directors has approved an amendment to Paragraph 6 of the Articles of Incorporation which, if adopted, would increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 shares. The Board of Directors recommends that shareholders approve this amendment.

     On the Record Date, there were 6,845,378 shares of Common
Stock issued and outstanding.  This leaves only approximately
3,154,622 shares of Common Stock available for issuance by the Company, including under its employee benefit plans.

     Matter No. 2 is being proposed because the Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for various corporate programs and purposes. The Company may from time to time consider acquisitions, stock dividends or stock splits, and public or private financings to provide the Company with capital, which may involve the issuance of additional shares of Common Stock or securities convertible into Common Stock. Also, additional shares of Common Stock may be necessary to meet anticipated future obligations under the Company's employee benefit plans. The Board of Directors believes that having authority to issue additional shares of Common Stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized shares of Common Stock.
  <PAGE 13>
     The Company has no present plan, agreement or understanding involving the issuance of its Common Stock except for shares required or permitted to be issued under employee benefit plans or upon exercise of outstanding stock options. It is possible, however, that additional merger and acquisition opportunities involving the issuance of shares of Common Stock will develop.
It is also possible that an increase in the market price for Common Stock, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of the Company's stock desirable. The Company believes that an increase in the number of authorized shares of Common Stock will enhance its ability to respond promptly to any such opportunities.

     If Matter No. 2 is approved, the Board of Directors will not solicit shareholder approval to issue additional authorized shares of Common Stock, except to the extent that such approval may be required by law or under the rules of the American Stock Exchange, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine.

     Although the Board of Directors presently intends to employ the additional shares of Common Stock solely for the purposes set forth above, such shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a nonnegotiated attempt to obtain control of the Company and making removal of incumbent management more difficult. The proposal, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate capital stock of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise.

     Paragraph 6 of the Company's Articles of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock, which the Board of Directors has the power to issue as a class or in series and to determine the voting power, if any, dividend rates, conversion or redemption prices, designations, rights, preferences and limitations of the shares in the class or in each series. The proposed amendment to Paragraph 6 of the Company's Articles of Incorporation will not increase or otherwise affect the Company's authorized preferred stock. As of June 30, 1999, there were no shares of the Company's preferred stock outstanding.

     The amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 will consist of a revision of the first paragraph of Paragraph 6 of the Articles of Incorporation to read in its entirety as follows:

          "The aggregate number of shares of which the Corporation shall have authority to issue is <PAGE 14> 20,000,000 shares of Common Stock having a par value of $.05 per share ("Common Stock"), and 1,000,000 shares of preferred stock (the "Preferred Stock")."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
AMENDMENT. The affirmative vote of a majority of all votes cast at the Meeting is required to approve this amendment.
Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. all proxies will be voted "FOR" approval of the amendment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                     THE COMPANY'S AUDITORS

     Under the Company's Bylaws and the governing law, authority to select the Company's independent accountants rests with the Board of Directors. Such selection is made through formal act of the Board of Directors. It has not been and is not the Company's policy to submit selection of its auditors to the vote of the shareholders because there is no legal requirement to do so. Grant Thornton LLP was the Company's auditors for the fiscal year ended February 26, 1999. Auditors have not been selected for the current fiscal year. A representative of Grant Thornton is expected to be present at the Annual Meeting and will be given an opportunity to make a statement to the shareholders, if he desires to do so. Such representative will also be available to answer appropriate questions from shareholders.

                     SOLICITATION OF PROXIES

     The Company has provided proxy materials to brokers, custodians, nominees, and fiduciaries and requested that such materials be forwarded to the beneficial owners of stock registered in the names of such brokers, custodians, nominees, and fiduciaries. In addition, solicitation of proxies may be made by officers, directors, and regular employees of the Company by personal interview, mail, telephone, and telegraph. The cost of soliciting proxies and related services will be borne by the Company.

                      SHAREHOLDER PROPOSALS

     Shareholders may propose matters for consideration at the 2000 annual meeting by notice, in writing, delivered to or mailed and received by the Secretary of the Company no later than July __, 2000 [45 days prior to this year's mailing date]. If proposals are submitted after July __, 2000, management proxyholders could have discretionary authority to vote on those matters at the 2000 annual meeting.

     Proposals which shareholders desire to have included in the Proxy Statement for the 2000 Annual Meeting of Shareholders must be received at the Company's executive offices, County Line
<PAGE 15> Industrial Park, Southampton, Pennsylvania 18966 on or
before April __, 2000.

                          OTHER MATTERS

     The Company knows of no other business which will be presented for consideration at the meeting. However, if other matters come before the meeting, it is the intention of the proxyholders to vote upon such matters as they, in their discretion, may determine.

     The Company's Annual Report to the Shareholders for the year ended February 26, 1999, is enclosed. Each person solicited hereunder can obtain a copy of the Company's Annual Report on Form 10-KSB for the year ended February 26, 1999, as filed with the Securities and Exchange Commission, without charge, except for exhibits to the report, by sending a written request to Environmental Tectonics Corporation, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention: Ann M. Allen, Secretary.

By Order of the Board of Directors
     ANN M. ALLEN, Secretary
___________________________
  <PAGE 16>
               ENVIRONMENTAL TECTONICS CORPORATION
         ANNUAL MEETING TO BE HELD ON September 9, 1999
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Pete L. Stephens and Philip L. Wagner, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders called for September 9, 1999 and at any adjournments thereof:

     1.   Election of Directors

          [ ] For all nominees listed below (except as marked to the contrary) or

          [  ] Withhold the vote for all nominees.

Instruction: To withhold authority to vote for any individual nominee, strike out his name below:

     Richard E. McAdams, William F. Mitchell, Pete L. Stephens,
     Philip L. Wagner, Craig Macnab

     2.   Proposal to Amend Articles of Incorporation to Increase
Authorized Shares of Common Stock from 10,000,000 to
20,000,000 Shares

          [  ] For

          [  ] Against

          [  ] Abstain